JM

WILSHIRE MUTUAL FUNDS, INC.

ARTICLES OF AMENDMENT

Wilshire Mutual Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the corporation is hereby amended to change the name of the "Wilshire 5000 Index Portfolio", a series of the corporation, to the "Dow Jones Wilshire 5000 Index Portfolio."

SECOND: The foregoing amendments to the charter of the corporation were approved by a majority of the entire Board of Directors of the corporation and the amendments to the charter are limited to changes expressly permitted by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by stockholders.

IN WITNESS WHEREOF, Wilshire Mutual Funds, Inc. has caused these presents to be signed in its name and on its behalf of the 1st day of June, 2007 by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.

WILSHIRE MUTUAL FUNDS, INC.

By: [signature]
Name: L. Davanzo
Title: President

WITNESS:

By: [signature]
Name: Helen Webb Thompson
Title: Assistant Secretary

ADDRESS:

Wilshire Associates Incorporated
1299 Ocean Avenue, Suite 700
Santa Monica, CA 90401

CHICAGO/#1640314.4

CORPORATE CHARTER APPROVAL SHEET

EXPEDITED SERVICE ** KEEP WITH DOCUMENT **

DOCUMENT CODE 09 BUSINESS CODE ______

D03477734

Close ______ Stock ______ Nonstock ______

P.A. ______ Religious ______

Merging (Transferor) ______

Surviving (Transferee) ______

Affix Barcode Label Here

1000361995027657

Affix Barcode Label Here

ID # D03477734 ACK # 1000361995027657
LIBER: B01138 FOLIO: 0626 PAGES: 0002
WILSHIRE MUTUAL FUNDS, INC.

07/13/2007 AT 10:33 A WO # 0001436843

New Name ______

FEES REMITTED

Base Fee:	100
Org. & Cap. Fee:	
Expedite Fee:	50
Penalty:	
State Recordation Tax:	
State Transfer Tax:	
____ Certified Copies	
Copy Fee:	
____ Certificates	
Certificate of Status Fee:	
Personal Property Filings:	
Mail Processing Fee:	
Other:	
TOTAL FEES:	150

____ Change of Name
____ Change of Principal Office
____ Change of Resident Agent
____ Change of Resident Agent Address
____ Resignation of Resident Agent
____ Designation of Resident Agent and Resident Agent's Address
____ Change of Business Code
____ Adoption of Assumed Name
____ Other Change(s)

Credit Card ____ Check ✓ Cash ____

____ Documents on ____ Checks

Code 007

Attention: ______

THE CORPORATION TRUST INCORPORATED
300 E LOMBARD ST
BALTIMORE MD 21202-3219

Approved By: MWCB

Keyed By: CBo

COMMENT(S): 4

Stamp Work Order and Customer Number HERE

STATE OF MARYLAND
DEPT OF ASSESSMENTS AND TAXATION
CUST ID:0001993005
WORK ORDER:0001436843
DATE:07-16-2007 03:12 PM
AMT. PAID:$150.00